Exhibit 4.2

Western Digital Corporation,

as the Company

and

U.S. Bank National Association,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

TO BASE INDENTURE,

Dated as of December 10, 2021

Dated as of December 10, 2021

2.850% Senior Notes due 2029

3.100% Senior Notes due 2032

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.08; 7.10
	(b)	7.08; 7.10; 12.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.06; 4.14; 12.02
	(b)	N.A.
	(c)(1)	7.02; 12.04; 12.05
	(c)(2)	7.02; 12.04; 12.05
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01
	(d)	6.05; 7.01(c)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.02
	(a)(1)(B)	6.04
	(a)(2)	9.02
	(b)	6.07
	(c)	9.05
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(c)	12.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this First Supplemental Indenture.

-i-

-ii-

Exhibit A-1	—	Form of 2029 Note
Exhibit A-2	—	Form of 2032 Note
Exhibit B	—	Form of Legend

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this First Supplemental Indenture.

-iii-

FIRST SUPPLEMENTAL INDENTURE dated as of December 10, 2021 among WESTERN DIGITAL CORPORATION, a Delaware corporation (the “Company”), as issuer, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”).

The Company and the Trustee have executed and delivered a base indenture, dated as of December 10, 2021 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”) to provide for the future issuance of the Company’s senior debt securities to be issued from time to time in one or more series.

The Company has duly authorized the creation of an issue of 2.850% Senior Notes due 2029 (the “2029 Notes”) and 3.100% Senior Notes due 2032 (the “2032 Notes” and together with the 2029 Notes, the “Notes”), and, to provide therefor, the Company has duly authorized the execution and delivery of this First Supplemental Indenture as contemplated by the Base Indenture. This First Supplemental Indenture restates in its entirety the terms of the Base Indenture as supplemented by this First Supplemental Indenture and does not incorporate the terms of the Base Indenture. The changes, modifications and supplements to the Base Indenture affected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, except as otherwise provided herein, and shall not apply to any other securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this First Supplemental Indenture a valid and binding agreement of the Company have been done.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the holders of the Notes:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

Set forth below are certain defined terms used in this First Supplemental Indenture.

“2029 Notes” has the meaning specified in the introductory paragraphs hereto.

“2032 Notes” has the meaning specified in the introductory paragraphs hereto.

“Additional Notes” means Notes issued after the Issue Date in accordance with this First Supplemental Indenture.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the weighted average interest rate borne by the Notes of each series, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights).

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Base Indenture” has the meaning specified in the introductory paragraphs hereto.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors, unless otherwise noted.

“Business Day” means each day other than a Saturday, Sunday or a day on which the Trustee or commercial banking institutions are authorized or required by law to close in New York City or place of payment on the Notes.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control” means the occurrence of any of the following:

(1)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2)

the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least 50% of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

Notwithstanding the foregoing:

(a)

a transaction will not be deemed to involve a Change of Control if (x) the Company becomes a direct or indirect wholly-owned Subsidiary of another Person and (y) (i) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such Person immediately after giving effect to such transaction or (ii) immediately following that transaction, no Person (other than a Person satisfying the requirements of this clause) is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Person, and

(b)

the entry into one or more agreements that, upon consummation of the transactions contemplated thereon would constitute a Change of Control, do not constitute a Change of Control until such consummation.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“charges” means any charge, expense, cost, accrual or reserve of any kind.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the Person identified as such in the introductory paragraphs hereto, until a successor Person shall have replaced the Company as obligor on the Notes pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter means such successor Person.

“Consolidated Net Tangible Assets” means the Company’s Total Assets, less net goodwill and other intangible assets, less total current liabilities, all as shown on the most recently prepared consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which such balance sheet is available, prepared on a consolidated basis in accordance with GAAP and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.

“Corporate Trust Office” means the corporate trust office of the Trustee located at U.S. Bank National Association, 1 California Street, Suite 1000, San Francisco, CA 94111; Attention: David Jason/Western Digital Administrator, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time this First Supplemental Indenture shall be administered.

“Credit Agreement” means that certain Credit Agreement dated as of April 13, 2016 (as further amended, amended and restated, supplemented or otherwise modified from time to time), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and any agreement (and related document) governing Debt incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under the Credit Agreement or a successor Credit Agreement.

“Credit Facilities” means (a) one or more debt facilities (including the Credit Agreement or any other credit facility), commercial paper facilities, securities purchase agreements, indentures, fiscal agency agreements, any letter of credit facility or similar agreements or any other financing agreement or arrangement, in each case, with agents, banks or other lenders, investors, trustees or fiscal agents providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) letters of credit, the issuance of securities or other long-term indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and (b) any amendments, restatements, replacements (whether upon or after termination or otherwise), refinancings, refundings, supplements, modifications, extensions, renewals or other modifications thereof (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any one or more of the foregoing that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that any such increase in borrowings or issuances is permitted under Section 4.13 herein) or that add additional borrowers or guarantors thereunder, and whether with the same or any other agent, trustee, fiscal agent, lender, investor, holder or group of agents, trustees, fiscal agents, lenders, investors or holders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Debt” means any indebtedness for borrowed money. For the avoidance of doubt, Debt only includes indebtedness for the repayment of money borrowed, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of the obligor or otherwise. Notwithstanding the foregoing, the term “Debt” excludes any indebtedness of the Company or any of the Company’s Subsidiaries owing to the Company or a Subsidiary of the Company.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures (excluding any maturities as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the day that is 91 days after the earlier of the Stated Maturity of the Notes or the date the Notes are no longer outstanding; provided, however, that (x) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable prior to such date will be deemed to be Disqualified Stock and (y) if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy obligations as a result of such employee’s death or disability; provided, further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring on or prior to 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1) the “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Section 4.09; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Investors Services, Inc. or any successors to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. Notwithstanding the foregoing, only those leases and obligations that would constitute capital leases prior to the implementation of Accounting Standards Codification 842, Leases, will be considered to be capital leases for purposes of all financial definitions, covenants and calculations for purposes of this First Supplemental Indenture.

“Global Note” means a global Note or global Notes in registered form, registered in the name of a Depository or its nominee.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank), in each case whether associated with a state or locality of the United States or the United States.

“Guarantee” means a guarantee by a Guarantor of the Company’s obligations with respect to the Notes.

“Guarantor” means each Subsidiary that executes a supplemental indenture providing its Guarantee pursuant to the terms of this First Supplemental Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this First Supplemental Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Payment Date” means February 1 and August 1 of each year, commencing February 1, 2022.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) with a stable outlook by S&P and BBB- (or the equivalent) with a stable outlook by Fitch.

“Issue Date” means December 10, 2021, the original date of issuance of the Notes.

“Lien” means, with respect to any real, tangible, intangible or mixed property or asset of any Person, any deed of trust, mortgage, lien, security interest, pledge, charge or encumbrance in the nature of security in respect of such real, tangible, intangible or mixed property or asset, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Maturity Date” means, (i) in the case of the 2029 Notes, February 1, 2029 and (ii) in the case of the 2032 Notes, February 1, 2032.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Notes” means, collectively, the 2029 Notes and the 2032 Notes.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably satisfactory to the Trustee.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation or in connection with old age benefits, social security obligations, statutory obligations or other similar charges (and pledges and deposits made in respect of letters of credit, surety bonds, bank guarantees or similar instruments supporting such obligations), in connection with bids, tenders, contracts or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or pledges or deposits to secure the performance of bids, trade contracts, leases, surety or appeal bonds, performance bonds or similar instruments (and pledges and deposits made in respect of letters of credit, surety bonds, bank guarantees or similar instruments supporting such obligations) to which such Person is a party, or deposits as security for the payment of rent, in each case incurred in the ordinary course of business;

(2) carriers’, warehousemen’s and mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, in each case for sums not overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any indebtedness and are not subject to restrictions on access by such Person in excess of those required by applicable banking regulations;

(3) Liens for taxes not yet due and payable and Liens (or deposits as security) for taxes, which are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been provided for in accordance with GAAP;

(4) Liens in favor of issuers of customs, stay, performance, bid, appeal or surety bonds, completion guarantees or letters of credit and other obligations of a like nature issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Hedging Obligations;

(7) Liens incurred to secure cash management services in the ordinary course of business;

(8) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(9) Liens on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement in connection with a transaction permitted under this First Supplemental Indenture;

(10) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by such Person in the ordinary course of business or consignments entered into in connection with any transaction otherwise permitted under this First Supplemental Indenture;

(11) interests or title of, or Liens securing interests of, a lessor, sublessor, licensor or sublicensor under a lease entered into by the Company or any Subsidiary in the ordinary course of business;

(12) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Subsidiaries in the ordinary course of business;

(13) Liens arising under any Permitted Receivables Financing;

(14) leases, licenses, subleases or sublicenses, including non-exclusive software licenses, granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Company and the Subsidiaries, taken as a whole, or secure any Debt;

(15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; encumbrances or restrictions set forth in the organizational documents (or any related joint venture, shareholders’ or similar agreement) of any non-wholly owned Subsidiary or any Person that is not a Subsidiary in respect of their respective Capital Stock;

(16) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(17) licenses, sublicenses, covenants not to sue or other grants of rights to intellectual property rights granted (i) in the ordinary course of business or (ii) in the reasonable business judgment of the Company or the Subsidiaries in the conduct of its business (including in the settlement of litigation or entering into cross-licenses);

(18) any zoning, building or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Company and its Subsidiaries, taken as a whole; and

(19) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off), which are within the general parameters customary in the banking industry;

(20) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries, (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business or (iv) relating to the credit cards and credit accounts of the Company or any of its Subsidiaries in the ordinary course of business;

(21) Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s obligations under any agreement to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business securing inventory purchases from vendors;

(22) Liens on any property existing at the time of the acquisition thereof;

(23) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of the properties of such Person (or a division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary of the Company; provided that any such Lien does not extend to any property owned by the Company or any Subsidiary of the Company immediately prior to such amalgamation, merger, consolidation, sale, lease or disposition;

(24) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company;

(25) Liens in favor of the Company or a Subsidiary of the Company;

(26) (x) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt in an aggregate principal amount not to exceed $650 million incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained no later than 270 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; provided, further, that such Liens do not extend to any property other than such property subject to acquisition, construction, development or improvement and accessions thereto and improvements thereon; and (y) Liens securing any extension, renewal, replacement or refunding of any Debt (or any guarantee thereof) secured by a Lien referred to in the foregoing clause (x); provided that any Lien created or incurred in connection with such extension, renewal, replacement or refunding of such Debt (or any guarantee thereof) shall be created within 270 days of repaying the Debt (or any guarantee thereof) secured by the Lien referred to in the foregoing clause (x) and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by the foregoing clause (x) shall not exceed the principal amount of such Debt (or any guarantee thereof), plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;

(27) Liens existing on the Issue Date (excluding, for the avoidance of doubt, the Credit Facilities which will not be secured by any Liens as of the Issue Date given the automatic release of the Collateral) or Liens securing an extension, renewal, replacement or refunding of any Debt (or any guarantee thereof) secured by any such Lien existing on the Issue Date, or referred to in clauses (22)-(24) of this definition of “Permitted Liens”; provided that any Lien created or incurred in connection with such extension, renewal, replacement or refunding of such Debt (or any guarantee thereof) shall be created within 270 days of repaying the Debt (or any guarantee thereof) secured by a Lien referred to in clauses (22)-(24) above and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by clauses (22)-(24) above shall not exceed the principal amount of such Debt (or any guarantee thereof), plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding; and

(28) Liens incurred in the ordinary course of business securing Debt with an aggregate principal amount at any time outstanding not to exceed $200 million.

For purposes of the foregoing definition, in the event that any Lien meets the criteria of more than one of the types of Liens described above, the Company, in its sole discretion, will classify, and may reclassify, such Liens and only be required to include the amount and type of such Liens in one of the numbered paragraphs above or the immediately preceding paragraph, and Liens may be divided and classified and reclassified into more than one of the types of Liens described above.

“Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which it sells, conveys or contributes to capital or otherwise transfers (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest in) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”), all of which such sales, conveyances, contributions to capital or transfers shall be made by the transferor for fair value as reasonably determined by the Company (calculated in a manner typical for such transactions including a fair market discount from the face value of such Receivables) (a) to a trust, partnership, corporation or other Person (other than the Company or any Subsidiary (other than any Receivables Financing Subsidiary)), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Debt, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in such Receivables and Related Assets, or (b) directly to one or more investors or other purchasers (other than the Company or any Subsidiary), it being understood that a Permitted Receivables Financing may involve (i) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein (such as a sale, conveyance or other transfer to any Receivables Financing Subsidiary followed by a pledge of the transferred Receivables and Related Assets to secure Debt incurred by the Receivables Financing Subsidiary), and all such transfers, pledges and Debt incurrences shall be part of and constitute a single Permitted Receivables Financing, and (ii) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, provided that any such transactions shall provide for recourse to such Subsidiary (other than any Receivables Financing Subsidiary) or the Company (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of breaches of representations and warranties relating to the Receivables, dilution of the Receivables, customary indemnities and other customary securitization undertakings in the jurisdiction relevant to such transactions.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the Capital Stock in and other securities of any other Person), except such as the Company’s Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Subsidiaries taken as a whole) not to be material to the business of the Company and its Subsidiaries, taken as a whole.

“Property” means any property or asset, whether real, personal or mixed, including current assets owned on the Issue Date or thereafter acquired by the Company or any Subsidiary of the Company, but excluding deposit or other control accounts and any property or asset that the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Subsidiaries taken as a whole) not to be material to the business of the Company and its Subsidiaries, taken as a whole.

“Prospectus” means the Prospectus dated December 7, 2021 relating to the initial offering of the Notes.

“Rating Agencies” means S&P, Moody’s and Fitch or any successor to the respective rating agency business thereof.

“Rating Event” means (1) the ratings of the Notes are lowered by each of the Rating Agencies and (2) the Notes are rated below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to or concurrently with a public announcement) and are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) that (1) commences on the earlier of (x) the date of the first public announcement of the occurrence of a Change of Control or the intention of the Company to effect a Change of Control and (y) the occurrence of such Change of Control and (2) ends 60 days following the consummation of such Change of Control.

Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event” hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event). The Trustee shall not have any obligation to monitor the occurrence or dates of any Rating Event and may rely conclusively on such Officer’s Certificate related to such Change of Control Triggering Event. The Trustee shall not have any obligation to notify the holders of the occurrence or dates of any Rating Event.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).

“Receivables Financing Subsidiary” means any wholly owned Subsidiary of the Company formed solely for the purpose of, and that engages only in, one or more Permitted Receivables Financings.

“Record Date” means the applicable Record Date specified in the Notes.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this First Supplemental Indenture and such Notes.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinancing” shall have a correlative meaning.

“Related Assets” has the meaning specified in the definition of “Permitted Receivables Financing”.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee, including any vice president, trust officer or any other officer of the Trustee to whom any corporate trust matter relating to this First Supplemental Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this First Supplemental Indenture.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to a Principal Property owned by the Company or a Subsidiary of the Company on the Issue Date or thereafter acquired by the Company or a Subsidiary of the Company whereby the Company or a Subsidiary of the Company transfers such property to a Person and the Company or the Subsidiary of the Company leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended.

“Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries as shown on the most recently prepared consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which such balance sheet is available, prepared on a consolidated basis in accordance with GAAP and after giving pro forma effect to any acquisitions or dispositions which occur after such balance sheet date.

“Transactions” means the offering of the Notes, the refinancing (as defined in the Prospectus Supplement) and the payment of all fees and expenses related thereto.

“Trustee” means the party named as such in this First Supplemental Indenture until a successor replaces it in accordance with the provisions of this First Supplemental Indenture and thereafter means such successor.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Change of Control Offer”	4.09
“Change of Control Payment Date”	4.09
“covenant defeasance”	8.02
“Debt”	4.13
“delayed Redemption Date”	3.07
“DTC”	2.03
“Event of Default”	6.01
“legal defeasance”	8.02
“Par Call Date”	Exhibit A-1 and A-2
“Participants”	2.15
“Paying Agent”	2.03
“Physical Notes”	2.01
“Registrar”	2.03
“Remaining Life”	Exhibit A-1 and A-2
“Treasury Rate”	Exhibit A-1 and A-2

SECTION 1.03. Incorporation by Reference of TIA.

Whenever this First Supplemental Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this First Supplemental Indenture. The following TIA terms used in this First Supplemental Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a holder or a noteholder.

“indenture to be qualified” means this First Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the first supplemental indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this First Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) “herein,” “hereof” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

In addition, this First Supplemental Indenture restates in their entirety the terms of the Base Indenture as supplemented by this First Supplemental Indenture and does not incorporate the terms of the Base Indenture. The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, except as otherwise provided herein, and shall not apply to any other securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.

ARTICLE TWO

THE NOTES

SECTION 2.01. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of (i) in the case of the 2029 Notes, Exhibit A-1 hereto and (ii) in the case of the 2032 Notes, Exhibit A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in (i) in the case of the 2029 Notes, Exhibit A-1 and (ii) in the case of the 2032 Notes, Exhibit A-2, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B. The aggregate principal amount of the Global

Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Notes may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in (i) in the case of the 2029 Notes, Exhibit A-1 and (ii) in the case of the 2032 Notes, Exhibit A-2, in each case, (the “Physical Notes”) in exchange for interests in Global Notes only in the circumstances and manner set forth in Section 2.15.

SECTION 2.02. Execution and Authentication.

One Officer of the Company (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this First Supplemental Indenture.

The Trustee shall authenticate and deliver Notes for original issue on the Issue Date in the aggregate principal amount of (x) in the case of the 2029 Notes, $500,000,000 and (y) in the case of the 2032 Notes, $500,000,000 in each case, upon a written order of the Company in the form of an Officer’s Certificate. In addition, the Trustee shall authenticate and deliver Additional Notes from time to time thereafter in unlimited amount (so long as not otherwise prohibited by the terms of this First Supplemental Indenture) for original issue upon a written order of the Company in the form of an Officer’s Certificate. Each such Officer’s Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this First Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency in the United States (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar), where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this First Supplemental Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes. The Company may change any Paying Agent or Registrar without notice to any holder. The Company or any of its Subsidiaries may act as its own Registrar or Paying Agent provided compliance with the proviso above. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Notwithstanding anything to the contrary herein, in no event shall the Trustee be the Company’s agent for service of legal process.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this First Supplemental Indenture, which shall incorporate the terms of the TIA to the extent applicable. The agreement shall implement the provisions of this First Supplemental Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.

SECTION 2.04. Paying Agent To Hold Money in Trust.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that each Paying Agent shall hold in trust for the benefit of holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. In the event that the Paying Agent receives funds in advance of any due date, the Paying Agent shall be entitled to invest such funds in the U.S. Bank Money Market Deposit Account or any substantially similar successor account, any earnings on which shall be for the account of the Company. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall automatically serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of each series of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least four (4) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

Subject to Section 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements in this First Supplemental Indenture are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be imposed by the Company, the Trustee or any Agent for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any taxes, assessments or other governmental charge payable in connection therewith.

Without the prior written consent of the Company, the Registrar or co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the sending of a notice of redemption of Notes and ending at the close of business on the day of such mailing or other transmission, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, (iii) during a Change of Control Offer if such Note is validly tendered pursuant to such Change of Control Offer and not validly withdrawn or (iv) beginning at the opening of business 15 days before an Interest Payment Date.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Company determines that the requirements of the Uniform Commercial Code are met. If required by the Trustee or the Company, such holder shall furnish an affidavit of loss and such holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Trustee, to protect the Trustee, and the Company, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such holder for its expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.08. Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee and the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07. If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date, the Maturity Date, a Change of Control Payment Date or any other date payment on the Notes is due the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Securities sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes.

In determining whether the holder of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate and make ready for delivery temporary Notes. Temporary Notes shall be substantially in the form of definitive

Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver them definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, the Notes may be in typewritten form.

SECTION 2.11. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures and deliver a certificate of such destruction to the Company upon the Company’s written request. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest pursuant to this First Supplemental Indenture, in any lawful manner. The Company may pay the defaulted interest to the persons who are holder on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. At least 15 days before any such subsequent special record date, the Company shall mail to each holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc.

The Company in issuing the Notes may use a “CUSIP” number, ISIN or “Common Code” number (in each case if then generally in use), and if so, the Trustee shall use the CUSIP number, ISIN or “Common Code” number in notices of redemption, repurchase or exchange as a convenience to any holder; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers, ISINs or “Common Code” numbers.

SECTION 2.14. Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the holders on such Interest Payment Date, Maturity Date, Redemption Date or Change of Control Payment Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this First Supplemental Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a holder or beneficial owner of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be exchanged for Physical Notes only as follows: Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company, with a copy to the Trustee, within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

(c) In connection with the transfer of a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Company shall execute and (ii) the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d) The holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a holder is entitled to take under this First Supplemental Indenture or the Notes.

(e) No Obligation of the Trustee.

(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the depositary or any other Person with respect to the accuracy of the records of the depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Notes shall be given or made only to the registered holders (which shall be the depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the depositary subject to the applicable rules and procedures of the depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the depositary with respect to its members, participants and any beneficial owners.

(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Company elects to redeem Notes of any series pursuant to Section 5 or Section 6 of the Notes of such series, it shall notify the Trustee in writing of the Redemption Date, the redemption price, any conditions to such redemption and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 19 days (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before the Redemption Date (except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this First Supplemental Indenture with respect to Notes of such series), together with an Officer’s Certificate stating that such redemption will comply with the conditions set forth in this Article Three; provided that, without limitation to the Company’s right to revoke a notice of redemption under the circumstances contemplated by Section 3.07 of this First Supplemental Indenture, such notice may be revoked by the Company by notice to the Trustee at any time prior to the time on the date specified by the Company for the Trustee to forward notice of such redemption to holders as provided in Section 3.03 or, if the Company does not request the Trustee to forward notice of such redemption to holders, at any time prior to the Company’s giving of the notice of such redemption to holders pursuant to Section 3.03 and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes to be Redeemed.

If less than all of the Notes of a series are to be redeemed at any time, the Trustee will select Notes of such series for redemption as follows:

(a) if the Notes of such series are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed (provided that the Company shall have notified the Trustee of such requirements prior to the delivery of notice of redemption to holders pursuant to Section 3.03); or

(b) if the Notes of such series are not so listed (or if the Company has not notified the Trustee of the applicable requirements of the principal national securities exchange on which such Notes are listed pursuant to clause (a) above), then, in the case of Notes of such series that are not Global Notes, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate or, in the case of Global Notes, in accordance with the procedures of the Depository;

(c) if the Company redeems fewer than all the Notes of such series at any time, the Trustee will select Notes of such series on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate unless otherwise required by law or applicable stock exchange or depositary requirements, including the applicable procedures of DTC.

provided that, in the case of such partial redemption pursuant to the first paragraph of Section 6 of the applicable series of Notes, the Notes of such series will be selected on a pro rata basis (unless, in the case of Global Notes, the procedures of the Depository provide for a different basis of selection, in which case such selection shall be made in accordance with such procedures); provided, further, that, in the case of clause (a) above, the Company shall have provided the Trustee with an Officer’s Certificate describing or attaching a copy of the applicable requirements of such securities exchange. The Trustee shall not be responsible for determining whether or not any such requirements of any such securities exchange exist and will use reasonable efforts to comply with any such requirements of which it is so notified.

Notes may be redeemed in part in integral multiples of $1,000; provided, that the remaining principal amount of any Note redeemed in part must not be less than $2,000. So long as the Notes are represented by a Global Note or Global Notes registered in the name of the Depository or its nominee, neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 3.03. Notice of Redemption.

Subject to the provisions of Section 3.07 hereof, at least 10 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each holder of the applicable series whose Notes are to be redeemed at its registered address (or deliver by electronic transmission in accordance with the applicable procedures of DTC), except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this First Supplemental Indenture. At the Company’s request (which shall specify the date and time at which the Trustee shall forward the notice of redemption) given at least five (5) Business Days prior to the date such notice shall be sent (unless the Trustee consents to a shorter period), the Trustee shall (on such date and at or promptly after such time) forward the notice of redemption in the Company’s name and at the Company’s expense unless the Company shall have revoked such notice of redemption in compliance with Section 3.01. Each notice for redemption shall identify the Notes of such series (including the CUSIP number, ISIN or “Common Code” number) to be redeemed and shall state:

(1) the Redemption Date;

(2) the redemption price and the amount of accrued interest to the Redemption Date, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

(5) any conditions to such redemption as determined by the Company in its sole discretion, and the Company may at its option also include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in a subsequent notice to holders (subject, if the Company shall so elect, to the satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all such conditions have been satisfied or waived by the Company in writing, and that, if any such condition shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such redemption and rescind such notice of redemption;

(6) that, if (in the case of a notice of a redemption that is subject to conditions) all conditions to such redemption are satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or the Company waives in writing any such conditions that are not satisfied, then, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date (or, if such redemption is subject to conditions and the Company has elected to delay such Redemption Date as described in clause (5) above, on and after such delayed Redemption Date (as defined in Section 3.07)), and the only remaining right of the holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(7) if any Note of a series is being redeemed in part, the portion of the principal amount of such Note of such series to be redeemed and that, after the Redemption Date (or, if such redemption is subject to conditions and the Company has elected to delay such Redemption Date as described in clause (5) above, after such delayed Redemption Date), and upon surrender of such Note, a new Note or Notes of such series in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(8) if fewer than all the Notes of a series are to be redeemed, the identification of the particular Notes of such series (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes of a series to be redeemed and the aggregate principal amount of Notes of a series to be outstanding after such partial redemption of such series.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to send such notice or any defect in the notice to the holder of any Note of a series designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of such series. Calculation of the redemption price will be made by the Company or on its behalf by such person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 and all conditions (if any) to such redemption are satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay the applicable Redemption Date as provided in this Article Three) or the Company waives in writing any such conditions that are not satisfied, (i) Notes of such series called for redemption become due and payable on the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date (as defined below), as the case may be) and at the redemption price plus accrued interest, if any, (ii) upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued interest thereon to the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be)), except if the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date) for any Notes of such series is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name such Note of such series is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Notes of such series are subject to redemption by the Company on such Redemption Date (or such delayed Redemption Date, as the case may be), and (iii) on and after the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be) subject to Section 3.05, interest shall cease to accrue on Notes of such series or portions thereof called for redemption.

SECTION 3.05. Deposit of Redemption Price.

Unless the Company shall have cancelled the applicable redemption as provided in Section 3.07, on or before 11:00 a.m. New York time on the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date (as defined in Section 3.07), as the case may be), the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest, if any, of all Notes of such series to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes of such series to be redeemed.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, interest on the Notes of such series to be redeemed will cease to accrue on and after the applicable Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be), whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.

If any Note of a series is to be redeemed in part only, the notice of redemption that relates to such Note of such series shall state the portion of the principal amount thereof to be redeemed. Upon surrender of a Note of such series that is redeemed or purchased in part, a new Note or Notes of such series in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the holder thereof.

SECTION 3.07. Conditions to Redemption; Delay of Redemption Date.

Any redemption may, at the Company’s sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to holders of the applicable series of Notes, which conditions may include, without limitation, completion of one or more equity offerings, other securities offerings or other financings, transactions or events. If such redemption is subject to satisfaction of one or more conditions precedent, such notice to holders of the applicable series of Notes may (at the option of the Company) include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in a subsequent notice to holders of the applicable series of Notes and the Trustee (subject, if the Company shall so elect, to satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Company in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes of such series called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption. In order to delay any Redemption Date (or to further delay any delayed Redemption Date (as defined below)), the Company shall provide written notice to the Trustee and the holders of the applicable series of Notes , at least two Business Days before such Redemption Date (or such delayed Redemption Date, as the case may be), to the effect that the Company has elected to delay such Redemption Date (or such delayed Redemption Date, as the case may be) and specifying the new Redemption Date (a “delayed Redemption Date”) (which may, at the Company’s option, be specified as the date on which any or all conditions to such redemption are satisfied (as determined by the Company in its sole discretion) or waived by the Company as provided in this Article Three). Upon the Company’s written request given at least five (5) Business Days prior to the date such notice shall be sent (unless the Trustee consents to a shorter period), the Trustee shall (on at the date specified in such written request or promptly after such time) forward such notice to the holders of the applicable series of Notes in the Company’s name and at the Company’s expense in the same manner in which the notice of redemption was given. The Company may delay any Redemption Date on one or more occasions.

If all conditions precedent (if any) to any redemption of the applicable series of Notes shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or waived by the Company in writing and the Company has not elected to delay (or further delay) the applicable Redemption Date (or the applicable delayed Redemption Date, as the case may be), the Company shall provide written notice to the effect that the Company has elected to cancel such redemption to the holders of the applicable series of Notes and the Trustee prior to close of business two Business Days prior to such Redemption Date (or such delayed Redemption Date, as the case may be). Upon the holders of the applicable series of Notes and the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically cancelled and the Company shall have no obligation to redeem the Notes of such series called for redemption. Upon the Company’s written request given at least five (5) Business Days prior to the date such notice shall be sent (unless the Trustee consents to a shorter period), the Trustee shall (on at the date specified in such written request or promptly after such time) forward such notice to the holders of the applicable series of Notes in the Company’s name and at the Company’s expense in the same manner in which the notice of redemption was given.

Any notice to holders of the applicable series of Notes pursuant to this Section 3.07, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not any such holder receives such notice. In any case, failure to give such notice or any defect in the notice to any such holder of any Note of such series designated for redemption in whole or in part shall not affect the validity of the proceedings for the delay of any Redemption Date (or the further delay of any delayed Redemption Date) or the automatic rescission of any notice of redemption or automatic cancellation of redemption of the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Company shall duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes and this First Supplemental Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company will pay or cause to be paid principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by the Depository or its nominee in immediately available funds to the Depository or its nominee, as the case may be, as the registered holder of such Global Note.

The Company will pay or cause to be paid interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue premium, if any, and overdue installments of interest, at the rate per annum borne by the Notes.

SECTION 4.02. Maintenance of Office or Agency.

The Company shall maintain in the United States, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company may, at its option, pay interest on the Notes by check mailed to holders of the Notes at their registered addresses as they appear in the Registrar’s books.

The Company hereby initially designates the Corporate Trust Office, as such office of the Company in accordance with Section 2.03.

SECTION 4.03. Corporate Existence.

Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and material franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate, partnership, limited liability company or other existence with respect to any such Subsidiary if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.04. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or upon the income, profits or property of it and (b) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate action and for which appropriate provision has been made or (b) where the failure to effect such payment would not individually or in the aggregate have a material adverse effect on the ability of the Company to perform each of its obligations hereunder.

SECTION 4.05. [Intentionally Omitted.]

SECTION 4.06. Compliance Certificate; Notice of Default.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the Issue Date, a certificate that need not comply with Section 12.04 signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officer and further stating, as to such Officer signing such certificate, that to the best of such Officer’s knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity.

(b) The Company shall deliver to the Trustee as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Default an Officer’s Certificate specifying the Default and describing its status with particularity and the action taken or proposed to be taken in respect thereof.

SECTION 4.07. [Reserved].

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this First Supplemental Indenture and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control Triggering Event.

Within 30 days following the occurrence of a Change of Control Triggering Event, unless we have exercised our option to redeem all the Notes of such series as described under Section 5 of the Notes, each holder of Notes shall have the right to require that the Company make an offer to purchase such holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to but excluding the date of purchase.

If the Change of Control purchase date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control purchase date will be paid on the Change of Control purchase date to the Person in whose name a Note is registered at the close of business on such record date.

Within 30 days following the occurrence of a Change of Control Triggering Event, unless the Company has exercised its option to redeem all the Notes of such series as described under Section 5 of the Notes, the Company will mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) a notice to each holder of Notes with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control Triggering Event has occurred and that such holder has the right to require the Company to purchase such holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to but excluding the date of purchase;

(2) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent) (the “Change of Control Payment Date”); and

(3) the instructions, as determined by the Company, consistent with the covenant described hereunder, that a holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this First Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes of such series validly tendered and not withdrawn under such Change of Control Offer or if the Company has exercised its option to redeem all the Notes of such series pursuant to the provisions described under Section 5 of the Notes.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer. In such case, the notice shall state that, in the Company’s (or such third party offeror’s) discretion, the Change of Control purchase date may be delayed until such time as the Change of Control Triggering Event shall have occurred, or such repurchase may not occur and such notice may be rescinded in the event that the Change of Control Triggering Event shall not have occurred by the Change of Control purchase date, or by the Change of Control purchase date as so delayed. If any such repurchase shall be rescinded or delayed, the Company shall provide written notice to the holders of Notes and the Trustee prior to the close of business at least two Business Days prior to the Change of Control purchase date (unless a shorter period shall be agreed to by the Trustee). Upon the Company’s written request given at least five (5) Business Days prior to the date such notice shall be sent (unless the Trustee consents to a shorter period), the Trustee shall (on at the date specified in such written request or promptly after such time) forward such notice to the holders in the Company’s name and at the Company’s expense in the same manner in which the notice of redemption was given.

SECTION 4.10. [Reserved].

SECTION 4.11. [Reserved].

SECTION 4.12. Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale/ Leaseback Transaction with respect to any Principal Property unless:

(1) the Sale/Leaseback Transaction is solely with the Company or another Subsidiary of the Company;

(2) the lease is for a period not in excess of 36 months (or which may be terminated by the Company or such Subsidiary), including renewals;

(3) the Sale/Leaseback Transaction was entered into prior to the Issue Date or the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in the definition of “Permitted Liens” without equally and ratably securing the Notes then outstanding under this First Supplemental Indenture, to create, incur, issue, assume or guarantee Debt secured by a Lien on such Principal Property in the amount of the Attributable Debt arising from such Sale/Leaseback Transaction;

(4) the Company or such Subsidiary within 365 days after the sale of such Principal Property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Principal Property to (a) the retirement of Notes, other Debt of the Company ranking on a parity with the Notes or Debt of a Subsidiary of the Company, (b) the purchase, construction, development, expansion or improvement of Principal Property; or (c) a combination thereof; or

(5) (a) the Attributable Debt of the Company and Subsidiaries of the Company in respect of such Sale/ Leaseback Transaction and all other Sale/Leaseback Transactions entered into after the Issue Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1)-(4) of this sentence), plus

(b) the aggregate principal amount of Debt secured by Liens on Properties then outstanding (excluding, for the purposes of determining such amount, any such Debt secured by Permitted Liens) that are not equally and ratably secured with the outstanding Notes (or secured on a basis junior to the outstanding Notes),

(c) in each case without duplication, not exceed at any one time outstanding the greater of (x) $1,688 million and (y) 15% of Consolidated Net Tangible Assets.

SECTION 4.13. Limitation on Liens.

The Company will not, and will not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any Debt secured by a Lien (except Permitted Liens) upon (a) any Principal Property of the Company or such Subsidiary, or (b) any shares of Capital Stock or other securities issued by any Subsidiary of the Company and owned by the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired, without effectively providing concurrently that the Notes then outstanding under this First Supplemental Indenture are secured equally and ratably with or, at the option of the Company, prior to such Debt so long as such Debt shall be so secured.

Notwithstanding the restrictions described above, the Company and any Subsidiaries of the Company may create, incur, issue, assume or guarantee Debt secured by Liens without equally and ratably securing the Notes then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restrictions (excluding, for the purposes of determining such amount, any Debt (or any guarantee thereof) secured by Permitted Liens) plus all Attributable Debt of the Company and the Subsidiaries of the Company in respect of Sale/ Leaseback Transactions with respect to Properties (with the exception of such transactions that are permitted under, in each case without duplication, Section 4.12(1)-(4) herein) would not exceed at any one time outstanding the greater of (x) $1,688 million and (y) 15% of Consolidated Net Tangible Assets. The Company or any of its Subsidiaries also may, without equally and ratably securing the Notes, extend, renew, substitute, replace, refinance or refund any Debt secured by Liens permitted pursuant to the preceding sentence; provided that any Debt incurred to so extend, renew, substitute, replace, refinance or refund shall be incurred within 270 days of the maturity, retirement or other repayment or prepayment (including any such repayment pursuant to amortization obligations) of the Debt secured by Liens being extended, renewed, substituted, replaced, refinanced or refunded and the outstanding amount of Debt incurred to so extend, renew, substitute, replace, refinance or refund shall not exceed the outstanding amount of the Debt secured by Liens being extended, renewed, substituted, replaced, refinanced or refunded plus any premiums or fees (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, substitution, replacement, refinancing or refunding.

For purposes of calculating compliance with the foregoing covenant, in no event will the amount of any Debt or Liens securing any Debt be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Debt and despite the fact such Debt is secured by the assets of more than one Person (for example, and for avoidance of doubt, in the case where there are Liens on assets of one or more of the Company and its Subsidiaries securing any Debt, the amount of such Debt secured shall only be included once for purposes of such calculations).

SECTION 4.14. SEC Reports.

As long as the Notes are outstanding, the Company shall file with the Trustee, within 15 days after the Company has filed the same with the SEC, copies of the annual reports and of the information, documents and reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that the electronic filing of the foregoing reports by the Company on the SEC’s EDGAR system (or any successor system) shall be deemed to satisfy the Company’s delivery obligations to the Trustee, it being understood that the Trustee shall not be responsible for determining whether such filings have been made. The Company shall also comply with the other provisions of TIA § 314(a), to the extent applicable. Delivery of any reports, information and documents to the Trustee will be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee will be entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants under the Indenture or with respect to any reports or other documents filed with the SEC or posted on the Company’s website pursuant to the First Supplemental Indenture, or participate in any conference calls or determine whether any reports have been filed or posted.

ARTICLE FIVE

MERGER AND CONSOLIDATION

SECTION 5.01. Consolidation, Merger, Sale or Conveyance.

The Company may not (i) consolidate with or merge into any other entity or (ii) convey, transfer or lease all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole, unless:

(1) the Company is the successor entity, or the successor or transferee entity, if other than the Company, is a Person (if such Person is not a corporation, then such successor or transferee shall include a corporate co-issuer) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and expressly assumes by a supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on all the outstanding Notes and the performance of every covenant and obligation in this First Supplemental Indenture to be performed or observed by the Company;

(2) immediately after giving effect to the transaction, no Event of Default, as defined in this First Supplemental Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in the form required by this First Supplemental Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction, and constitutes the legal, valid and binding obligation of the Company or successor entity, as applicable, subject to customary exceptions.

In case of any such consolidation, merger, conveyance or transfer (but not lease), the successor entity will succeed to and be substituted for the Company as obligor on the Notes, with the same effect as if it had been named in this First Supplemental Indenture as the Company, and the Company will be released from all obligations and covenants applicable under this First Supplemental Indenture and the Notes.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following is an Event of Default with respect to the Notes of any series under this First Supplemental Indenture (each an “Event of Default”):

(1) a default in the payment of interest on the Notes of such series when due, continued for 30 days;

(2) a default in the payment of principal of any Note of such series when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligations under Article Five and such failure continues for a period of 60 days;

(4) failure by the Company or any Guarantor, as the case may be, to comply for 90 days after written notice with any of its obligations in Section 4.14 herein;

(5) failure by the Company or any Guarantor, to comply for 60 days after notice with its other agreements contained in this First Supplemental Indenture;

(6) Debt of the Company, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $500.0 million (the “cross acceleration provision”);

(7) (a) the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding to be adjudicated bankrupt or insolvent;

(ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding to be adjudicated bankrupt or insolvent;

(iii) consents to the appointment of a Custodian of it or for substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief in an involuntary case against the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

(ii) appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; or

(iii) orders the winding up or liquidation of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

and in the case of each of (i), (ii) and (iii) such order, decree or relief remains unstayed and in effect for 60 consecutive days; or

(8) any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $500.0 million is entered against the Company, any Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 30 days after notice (the “judgment default provision”).

However, a default under clauses (4), (5) and (8) above will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of the outstanding Notes of such series notify the Company (with a copy to the Trustee if given by the holders) of the default and the Company does not cure such default within the time specified in clause (4), (5) or (8), as applicable, of this paragraph after receipt of such notice. Any default for the failure to deliver any report within the time periods prescribed in the covenant described under Section 4.14 or to deliver any notice or certificate pursuant to any other provision of this First Supplemental Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

SECTION 6.02. Acceleration.

If an Event of Default (other than an Event of Default with respect to the Company of the type described in clause (7) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 30% in principal amount of the outstanding Notes of a series by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest on all notes of such series will be due and payable immediately.

In the event of any Event of Default specified under clause (6) of Section 6.01, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes of such series) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of Notes of such series, if within 30 days after such Event of Default arose: (a) holders of Notes of such series have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (b) the default that is the basis for such Event of Default has been cured.

If an Event of Default with respect to the Company of the type described in clause (7) of Section 6.01 occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes of the applicable series or to enforce the performance of any provision of the Notes of such series or this First Supplemental Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding. To the fullest extent permitted by applicable law, a delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default, no remedy is exclusive of any other remedy and all available remedies are cumulative to the fullest extent permitted by applicable law.

SECTION 6.04. Waiver of Past Defaults.

The holders of a majority in principal amount of the outstanding Notes of a series by notice to the Trustee may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series), an existing Default or Event of Default and its consequences, except a Default or Event of Default with respect to Notes of such series in the payment of the principal of, or premium, if any, or interest on a Note of such series and (b) rescind any such acceleration with respect to the Notes of such series and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.05. Control by Majority.

The holders of not less than a majority in principal amount of the outstanding Notes of the applicable series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this First Supplemental Indenture, that the Trustee determines may be unduly prejudicial to the rights of any other holder of such series of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders), or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

In the event the Trustee takes any action or follows any direction pursuant to this First Supplemental Indenture, the Trustee shall be entitled to indemnification or security satisfactory to it in its sole discretion against any loss or expense caused by taking or not taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest not paid when due, no holder of Notes of any series may pursue any remedy with respect to this First Supplemental Indenture or the Notes of such series unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) holders of at least 30% in principal amount of the outstanding Notes of such series have requested the Trustee in writing to pursue the remedy;

(3) such holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a written direction inconsistent with such request within such 60-day period.

A holder may not use this First Supplemental Indenture to affect, disturb or prejudice the rights of another holder or to obtain a preference or priority over such other holder of a Note of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

SECTION 6.07. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this First Supplemental Indenture, the right of any holder of a series of Notes to receive payment of principal of and interest on a Note of such series, on or after the respective due dates expressed in such Note of such series, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 6.08. Collection Suit by Trustee.

If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing with respect to any series of Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes of such series for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes of such series and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee and the reasonable compensation, expenses, disbursements and advances of its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the holders of the applicable series of Notes allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each holder of the applicable series of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders of the applicable series of Notes, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of the applicable series of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes of such series or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder of the applicable series of Notes in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07;

Second: to holders of the applicable series of Notes for interest accrued on the Notes of such series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for interest;

Third: to holders for principal amounts due and unpaid on the applicable series of Notes of such series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal; and

Fourth: to the Company as its interests may appear.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this First Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a holder pursuant to Section 6.07, or a suit by a holder or holders of more than 10% in principal amount of the outstanding Notes of any series.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this First Supplemental Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this First Supplemental Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this First Supplemental Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this First Supplemental Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this First Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this First Supplemental Indenture or take any action at the request or direction of holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e) Whether or not therein expressly so provided, every provision of this First Supplemental Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this First Supplemental Indenture at the request, order or direction of any of the holders pursuant to the provisions of this First Supplemental Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i) The permissive rights of the Trustee to do things enumerated in this First Supplemental Indenture shall not be construed as duties.

(j) The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this First Supplemental Indenture.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Agents), and to each agent, custodian and other Person employed to act hereunder.

(l) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this First Supplemental Indenture.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this First Supplemental Indenture, the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this First Supplemental Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this First Supplemental Indenture.

SECTION 7.05. Notice of Default.

If a Default occurs and is continuing is actually known to a Responsible Officer of the Trustee, the Trustee shall mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to each holder notice of the Default within 90 days after being notified by the Company. Except in the case of a Default in payment of principal of, premium, if any, or interest on, any Note of a given series, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Trustee may withhold the notice if the Trustee determines that withholding the notice is not opposed to the interest of the holders of the Notes of a given series.

SECTION 7.06. Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with May 15, 2022, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

The Company shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, liability or expense paid or incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of its duties under this First Supplemental Indenture including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors of which a Responsible Officer has received notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel at any one time and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company, on the one hand, and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim, on the other hand, in connection with such defense as reasonably determined by the Trustee. The Company need not pay or indemnify for any settlement made without its written consent (which consent shall not be unreasonably withheld). The Company need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense to the extent caused by any negligence, bad faith or willful misconduct of the Trustee, any predecessor Trustee, or any of their respective employees, officers, stockholders or directors.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except funds held in trust for the payment of principal of, or premium, if any, or interest on, or other amounts due under, the Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this First Supplemental Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this First Supplemental Indenture or the resignation or removal of the Trustee.

“Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder (including as Agent) and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing. The holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this First Supplemental Indenture. A successor Trustee shall mail notice of its succession to each holder.

Subject to the provisions of Section 7.09, no resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 7.08 shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 7.08.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this First Supplemental Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this First Supplemental Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification.

This First Supplemental Indenture shall always have a Trustee who satisfies the requirement of TIA §310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Company.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Company’s Obligations.

This First Supplemental Indenture will be discharged and will cease to be of further effect (except as provided in the second paragraph of this Section 8.01) as to a series of Notes when either:

(1) all Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes of such series which have been replaced or paid and Notes of such series for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation, or

(2) (a) all the Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders of such series of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee if Government Securities are delivered, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be,

(b) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith),

(c) the Company has paid or caused to be paid all sums payable by the Company under this First Supplemental Indenture with respect to the Notes of such series, and

(d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

(a) The Company may, at its option and at any time, elect to have all of its obligations of any series discharged with respect to this First Supplemental Indenture and the outstanding Notes of such series issued under this First Supplemental Indenture (“legal defeasance”) except for:

(1) the rights of holders to receive payments in respect of the principal, premium, if any, and interest on the Notes of such series when such payments are due, solely out of the trust referred to below;

(2) the Company’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the legal defeasance provisions of this First Supplemental Indenture.

The Company at any time may be released from its obligations described under Sections 4.09, 4.12 and 4.13 herein (“covenant defeasance”).

(b) [Reserved].

(c) The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes of such series may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option of such series, an Event of Default specified in Sections 6.01(3), (4), (5), (6), (7) (other than with respect to the Company) or (8) herein, in each case, shall not constitute an Event of Default.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(d) Notwithstanding the provisions of Sections 8.01(2)(a) and (b), the provisions of Sections 2.02 through 2.11, 7.07 and 7.08 and in this Article Eight shall survive until the Notes have been paid in full. After the Notes have been paid in full, the Company’s obligations under Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either the legal defeasance option as the covenant defeasance option hereof to the outstanding Note of such series:

In order to exercise either legal defeasance or covenant defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the relevant series of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(2) in the case of an election of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of an election of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than this First Supplemental Indenture) to which the Company is a party or by which the Company is bound;

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(6) the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

SECTION 8.04. Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Securities deposited with it pursuant to this Article Eight and the principal and interest received in respect thereof, and shall apply the deposited U.S. Legal Tender and the money from Government Securities in accordance with this First Supplemental Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and Government Securities except as it may agree with the Company.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Securities deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender and Government Securities held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which delivery shall only be required if U.S. Government Securities have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.05. Repayment to the Company.

Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender and Government Securities held by them at any time and thereupon shall be relieved from all liability with respect to such money. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and Government Securities deposited pursuant to Section 8.01 or 8.03 in accordance with Section 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this First Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and Government Securities in accordance with this Article Eight; provided that if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the U.S. Legal Tender and Government Securities held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

The Company and the Trustee, together, may amend or supplement this First Supplemental Indenture, the Notes without notice to or consent of any holder of any series of Notes in order to:

(1) cure any ambiguity, omission, defect, mistake or inconsistency, as determined in good faith by the Company;

(2) provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under this First Supplemental Indenture;

(3) provide for uncertificated Notes of any series in addition to or in place of certificated Notes of such series (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4) add guarantees with respect to the Notes of any series or to secure such Notes;

(5) add to the covenants or other obligations of the Company or any Subsidiary for the benefit of the holders of the Notes of any series or to surrender any right or power conferred upon the Company or any Subsidiary;

(6) make any change that would provide additional rights or benefits to the holders, or that does not materially adversely affect the rights of any holder of the Notes, as determined in good faith by the Company;

(7) comply with any requirement of the SEC in connection with any required qualification of this First Supplemental Indenture under the Trust Indenture Act;

(8) conform the text of this First Supplemental Indenture or the Notes to any provision of the “Description of Notes” section of the Prospectus as determined in good faith by the Company;

(9) provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee for the Notes;

(10) make any amendment to the provisions of this First Supplemental Indenture relating to the transfer and legending of Notes as permitted by this First Supplemental Indenture, including, without limitation, to facilitate the issuance and administration of the Notes of any series, or, if incurred in compliance with this First Supplemental Indenture, Additional Notes of any series; provided, however, that (A) compliance with this First Supplemental Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer Notes, as determined in good faith by the Company; or

(11) to provide for the issuance of Additional Notes of any series in accordance with the terms of this First Supplemental Indenture.

SECTION 9.02. With Consent of Holders.

(a) Subject to Section 6.07, the Company and the Trustee, together, with the written consent of the holder or holders of a majority in aggregate principal amount of the outstanding Notes of each applicable series (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), may amend or supplement this First Supplemental Indenture, the Notes, without notice to any other holders. Subject to Section 6.07, the holder or holders of a majority in aggregate principal amount of the outstanding Notes of any series may waive any past default or compliance with any provision of this First Supplemental Indenture with respect to such series of Notes or such series of Notes without notice to any other holders of Notes of such series.

(b) Notwithstanding Section 9.02(a), without the consent of each holder of an outstanding Note of such series affected, no amendment, supplement or waiver may:

(1) reduce the amount of Notes of such series whose holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest on any Note of such series;

(3) reduce the principal of or extend the Stated Maturity of any Note of such series;

(4) change the optional redemption prices or calculations of Notes of such series from those described under Section 5 of the Notes;

(5) make any Note payable in money other than that stated in such Note of such series;

(6) institute suit for the enforcement of any payment on or with respect to such holder’s Notes of such series;

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(8) make any change in the ranking or priority of any Note of such series that would adversely affect the holders.

A consent to any amendment, supplement or waiver under this First Supplemental Indenture by any holder with respect to a series of Notes given in connection with a tender of such holder’s Notes of such series will not be rendered invalid by such tender.

(c) It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under Section 9.02(b) becomes effective, the Company shall send to the holders of the applicable series of Notes affected thereby with a copy to the Trustee a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. [Intentionally Omitted].

SECTION 9.04. Compliance with TIA.

Every amendment, waiver or supplement of this First Supplemental Indenture, the Notes shall comply with the TIA as then in effect.

SECTION 9.05. Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a holder is a continuing consent by the holder and every subsequent holder of a Note of the applicable series or portion of a Note of the applicable series that evidences the same debt as the consenting holder’s Note of the applicable series, even if notation of the consent is not made on any Note of such series. However, any such holder or subsequent holder may revoke the consent as to his Note of the applicable series or portion of his Note of the applicable series by notice to the Trustee and the Company received before the date on which such amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with the terms thereof (or if silent as to effectiveness, on the date on which the Trustee receives an Officer’s Certificate certifying that the holders of the requisite principal amount of Notes of the applicable series have consented (and not theretofore revoked such consent) to such amendment, supplement or waiver) and thereafter binds every holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. The Company shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every holder.

SECTION 9.06. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note of a series, the Company may require the holder of the Note of such series to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note of such series about the changed terms and cause the Trustee to return it to the holder at the Company’s expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note of such series shall issue and the Trustee shall authenticate a new Note of such series that reflects the changed terms. Failure to make the appropriate notation or issue a new Note of such series shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07. Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this First Supplemental Indenture. The Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article

Nine is authorized or permitted by this First Supplemental Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms (subject to customary exceptions). Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE TEN

[INTENTIONALLY OMITTED]

ARTICLE ELEVEN

[INTENTIONALLY OMITTED]

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01. TIA Controls.

If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this First Supplemental Indenture by the TIA, such required or deemed provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

SECTION 12.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by nationally recognized overnight courier service, sent by electronic mail in pdf format, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Western Digital Corporation.

5601 Great Oaks Parkway

San Jose, California

Attention: Chief Legal Officer

Facsimile: (949) 672-9612

if to the Trustee, at the Corporate Trust Office.

Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged (or, in the case of the Trustee, when receipt is actually acknowledged by a Responsible Officer) if delivered electronically, in pdf format; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

The Trustee agrees to accept and act upon instructions or directions pursuant to this First Supplemental Indenture sent in writing by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons and provided further, that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by Docusign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication mailed to a holder shall be sent electronically or mailed to the holder by first class mail or other equivalent means at the holders’ address as it appears on the registration books of the Registrar and shall be sufficiently given to the holder if so sent within the time prescribed.

Notwithstanding any other provision of this First Supplemental Indenture or any Note, where this First Supplemental Indenture or any Note provides for notice of any event (including any notice of redemption) to any holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) according to the applicable procedures of the Depository.

Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other holders with respect to their rights under this First Supplemental Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this First Supplemental Indenture (except for authentication of the Notes by the Trustee on the Issue Date, which shall not require an Opinion of Counsel), the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this First Supplemental Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this First Supplemental Indenture, other than the Officer’s Certificate required by Section 4.06, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the original date such payment was due and no interest shall accrue or other penalty shall be payable for the period from and after the date such payment was originally due.

SECTION 12.08. Governing Law; Waiver of Jury Trial.

This First Supplemental Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

To the fullest extent permitted by applicable law, this First Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. To the fullest extent permitted by applicable law, any such indenture, loan or debt agreement may not be used to interpret this First Supplemental Indenture.

SECTION 12.10. No Recourse Against Others.

No director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in the Company shall have any liability for any obligations of the Company under the Notes, this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11. Successors.

All agreements of the Company in this First Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.

SECTION 12.12. Duplicate Originals.

All parties may sign any number of copies of this First Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Severability.

To the fullest extent permitted by applicable law, in case any one or more of the provisions in this First Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this First Supplemental Indenture agree that they will provide the Trustee with such information as each may request in order to satisfy the requirements of the USA PATRIOT Act.

SECTION 12.15. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the date first written above.

WESTERN DIGITAL CORPORATION, as the Company

By:	/s/ Robert K. Eulau
	Name:	Robert K. Eulau
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David A. Jason
Name: David A. Jason
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A-1

[Insert the Global Note Legend, if applicable pursuant to the provisions of the First Supplemental Indenture]

WESTERN DIGITAL CORPORATION

2.850% Senior Notes due 2029

CUSIP No. 958102 AQ8

ISIN No. US958102AQ89

No.	$

WESTERN DIGITAL CORPORATION, a Delaware corporation (the “Company”), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of ___________ Dollars on February 1, 2029.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2022.

Record Dates: January 15 and July 15.

Reference is made to the further provisions of this 2029 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

This is one of the 2.850% Senior Notes due 2029 described in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Reverse of Note)

2.850% Senior Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the First Supplemental Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Western Digital Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this 2029 Note at 2.850% per annum from December 10, 2021 until maturity. The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, commencing February 1, 2022. Interest on the 2029 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this 2029 Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the 2029 Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. Method of Payment. The Company will pay interest on the 2029 Notes to the Persons who are registered holders of 2029 Notes at the close of business on the January 15 or July 15, as the case may be, next preceding the Interest Payment Date, even if such 2029 Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the First Supplemental Indenture with respect to defaulted interest. The 2029 Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company shall pay principal, premium, if any, and interest on the 2029 Notes in U.S. Legal Tender. Principal, premium, if any, and interest on the 2029 Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the holders of the 2029 Notes at their respective addresses set forth in the register of holders of 2029 Notes; provided that all payments of principal, premium, if any, and interest with respect to 2029 Notes in global form registered in the name of the Depository or its nominee shall be paid in immediately available funds to the Depository or its nominee, as the case may be. Until otherwise designated by the Company, the Company’s office or agency in the United States will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the First Supplemental Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any holder. The Company or any of its Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Company issued the Notes under the Base Indenture, dated as of December 10, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 10, 2021 (the “First Supplemental Indenture”), by and among the Company and the Trustee. The terms of the 2029 Notes include those stated in the First Supplemental Indenture and those made part of the First Supplemental Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Company shall be entitled to issue Additional Notes that are 2029 Notes pursuant to the First Supplemental Indenture. The 2029 Notes and any Additional Notes that are 2029 Notes issued under the First Supplemental Indenture shall be treated as a single class of securities under the First Supplemental Indenture. The 2029 Notes are subject to all such terms, and holders are referred to the First Supplemental Indenture and the TIA for a statement of such terms. To the extent any provision of this 2029 Note conflicts with the express provisions of the First Supplemental Indenture, the provisions of the First Supplemental Indenture shall govern and be controlling.

SECTION 5. Optional Redemption.

Except as set forth below, we will not be entitled to redeem the 2029 Notes at our option.

Notice of any redemption of the 2029 Notes in connection with a transaction or an event (including a Change of Control Triggering Event) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event. In addition, if such redemption is subject to one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that in the Company’s discretion, the redemption date may be delayed until such time (including, subject to the applicable procedures of DTC, more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Company will provide prompt written notice to the holders and the Trustee prior to the close of business two Business Days prior to the redemption date rescinding such redemption and notice of redemption shall be rescinded and of no force or effect. Upon the Company’s written request given at least five (5) Business Days prior to the date such notice shall be sent (unless the Trustee consents to a shorter period), the Trustee shall (on such date and at or promptly after such time) forward such notice to the holders in the Company’s name and at the Company’s expense in the same manner in which the notice of redemption was given.

Prior to December 1, 2028 (the “2029 Notes Par Call Date”, we may redeem the 2029 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the 2029 Notes Par Call Date) on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2029 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2029 Notes Par Call Date, we may redeem 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2029 Notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2029 Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2029 Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2029 Notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2029 Notes Par Call Date, one with a maturity date preceding the 2029 Notes Par Call Date and one with a maturity date following the 2029 Notes Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the 2029 Notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2029 Notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error and the Trustee shall have no duty or obligation with respect to the calculation of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of 2029 Notes to be redeemed.

SECTION 6. Selection and Notice of Redemption. In the case of a partial redemption of 2029 Notes, selection of the 2029 Notes will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair unless otherwise required by law or applicable stock exchange or depositary requirements, including the applicable procedures of DTC.

No 2029 Notes of a principal amount of $2,000 or less will be redeemed in part.

If any 2029 Note is to be redeemed in part only, the notice of redemption that relates to the 2029 Note will state the portion of the principal amount of the 2029 Notes to be redeemed. A new 2029 Note in a principal amount equal to the unredeemed portion of the 2029 Note will be issued in the name of the holder thereof upon surrender for cancellation of the original 2029 Note. For so long as the 2029 Notes are held by DTC (or another depositary), the redemption of the 2029 Notes shall be done in accordance with the policies and procedures of the depositary.

SECTION 7. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the 2029 Notes.

SECTION 8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the First Supplemental Indenture, each holder will have the right to require the Company to purchase all or any part (in integral multiples of $1,000, provided that the remaining principal amount of any Note repurchased in part must not be less than $2,000) of such holder’s 2029 Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to but excluding, the Change of Control Payment Date.

SECTION 9. Denominations, Transfer, Exchange. The 2029 Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2029 Notes may be registered and 2029 Notes may be exchanged as provided in the First Supplemental Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the First Supplemental Indenture. The Company and the Registrar are not required to transfer or exchange any 2029 Note selected for redemption in whole or in part, except the unredeemed portion of any 2029 Note being redeemed in part, or during a Change of Control Offer if such 2029 Note is validly tendered pursuant to such Change of Control Offer and not validly withdrawn. Also, the Company and the Registrar are not required to transfer or exchange any 2029 Notes for a period beginning at the opening of business 15 days before the mailing of a notice of redemption and ending at the close of business on the day of such mailing or register the transfer or exchange of any 2029 Note selected for redemption in whole or in part except the unredeemed portion of any 2029 Note redeemed in part.

SECTION 10. Persons Deemed Owners. The holder of a 2029 Note may be treated as its owner for all purposes.

SECTION 11. Amendment, Supplement and Waiver. Subject to certain exceptions, the First Supplemental Indenture and the 2029 Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the 2029 Notes then outstanding, and any existing Default or Event of Default and its consequences or compliance with any provision hereof or thereof may be waived with the consent of the holders of a majority in aggregate principal amount of the 2029 Notes then outstanding. Without notice to or consent of any holder, the parties thereto may amend or supplement the First Supplemental Indenture and the 2029 Notes in connection with such 2029 Notes to, among other things, cure any ambiguity, omission, defect, mistake or inconsistency, provide for uncertificated 2029 Notes in addition to or in place of certificated 2029 Notes, comply with any requirements of the SEC in connection with the qualification of the First Supplemental Indenture under the TIA, or make any change that does not materially adversely affect the rights of any holder of a 2029 Note.

SECTION 12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of the then outstanding 2029 Notes generally may declare all the 2029 Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the First Supplemental Indenture with respect to the Company, all outstanding 2029 Notes will become due and payable without further action or notice. Holders of the 2029 Notes may not enforce the First Supplemental Indenture or the 2029 Notes except as provided in the First Supplemental Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding 2029 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the 2029 Notes notice of any continuing Default (except a Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

SECTION 13. Restrictive Covenants. The First Supplemental Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur indebtedness secured by liens, enter into sale and lease-back transactions and consolidate, merge or sell all or substantially all of its assets. The covenants are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.

SECTION 14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, partner or member of, or owner of any equity interest in, the Company, as such, shall have any liability for any obligations of the Company under the 2029 Notes, the First Supplemental Indenture, in connection with such 2029 Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of 2029 Notes by accepting a 2029 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 15. [Reserved].

SECTION 16. Trustee Dealings with the Company. Subject to certain limitations specified in the TIA, the Trustee under the First Supplemental Indenture, in its individual or any other capacity, may become the owner or pledgee of 2029 Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not the Trustee.

SECTION 17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 18. Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2029 Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 20. Governing Law. This 2029 Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of laws.

ASSIGNMENT FORM

I or we assign and transfer this 2029 Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                    agent to transfer this 2029 Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this 2029 Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2029 Note purchased by the Company pursuant to Section 4.09 of the First Supplemental Indenture, check the box below:

Section 4.09 [            ]

If you want to elect to have only part of this 2029 Note purchased by the Company pursuant to Section 4.09 of the First Supplemental Indenture, state the amount (must be $1,000 or an integral multiple of $1,000 in principal amount, provided that the remaining principal amount of any 2029 Note purchased in part must not be less than $2,000 in principal amount): $

Dated:	Signed:
(Sign exactly as name appears on the other side of this 2029 Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT A-2

[Insert the Global Note Legend, if applicable pursuant to the provisions of the First Supplemental Indenture]

WESTERN DIGITAL CORPORATION

3.100% Senior Notes due 2032

CUSIP No. 958102 AR6

ISIN No. US958102AR62

No.	$

WESTERN DIGITAL CORPORATION, a Delaware corporation (the “Company”), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of ___________ Dollars on February 1, 2032.

Interest Payment Dates: February 1 and August 1, commencing February 1, 2022.

Record Dates: January 15 and July 15.

Reference is made to the further provisions of this 2032 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

WESTERN DIGITAL CORPORATION

By:
Name:
Title:

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This is one of the 3.100% Senior Notes due 2032 described in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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(Reverse of Note)

3.100% Senior Notes due 2032

Capitalized terms used herein shall have the meanings assigned to them in the First Supplemental Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Western Digital Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this 2032 Note at 3.100% per annum from December 10, 2021 until maturity. The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, commencing February 1, 2022. Interest on the 2032 Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this 2032 Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the 2032 Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. Method of Payment. The Company will pay interest on the 2032 Notes to the Persons who are registered holders of 2032 Notes at the close of business on the January 15 or July 15, as the case may be, next preceding the Interest Payment Date, even if such 2032 Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the First Supplemental Indenture with respect to defaulted interest. The 2032 Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company shall pay principal, premium, if any, and interest on the 2032 Notes in U.S. Legal Tender. Principal, premium, if any, and interest on the 2032 Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the holders of the 2032 Notes at their respective addresses set forth in the register of holders of 2032 Notes; provided that all payments of principal, premium, if any, and interest with respect to 2032 Notes in global form registered in the name of the Depository or its nominee shall be paid in immediately available funds to the Depository or its nominee, as the case may be. Until otherwise designated by the Company, the Company’s office or agency in the United States will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the First Supplemental Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any holder. The Company or any of its Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Company issued the 2032 Notes under the Base Indenture, dated as of December 10, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 10, 2021 (the “First Supplemental Indenture”), by and among the Company and the Trustee. The terms of the 2032 Notes include those stated in the First Supplemental Indenture and those made part of the First Supplemental Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Company shall be entitled to issue Additional Notes that are 2032 Notes pursuant to the First Supplemental Indenture. The 2032 Notes and any Additional Notes that are 2032 Notes issued under the First Supplemental Indenture shall be treated as a single class of securities under the First Supplemental Indenture. The 2032 Notes are subject to all such terms, and holders are referred to the First Supplemental Indenture and the TIA for a statement of such terms. To the extent any provision of this 2032 Note conflicts with the express provisions of the First Supplemental Indenture, the provisions of the First Supplemental Indenture shall govern and be controlling.

SECTION 5. Optional Redemption.

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Except as set forth below, we will not be entitled to redeem the 2032 Notes at our option.

Notice of any redemption of the 2032 Notes in connection with a transaction or an event (including a Change of Control Triggering Event) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event. In addition, if such redemption is subject to one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that in the Company’s discretion, the redemption date may be delayed until such time (including, subject to the applicable procedures of DTC, more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Company will provide prompt written notice to the holders and the Trustee prior to the close of business two Business Days prior to the redemption date rescinding such redemption and notice of redemption shall be rescinded and of no force or effect. Upon the Company’s written request given at least five (5) Business Days prior to the date such notice shall be sent (unless the Trustee consents to a shorter period), the Trustee shall (on such date and at or promptly after such time) forward such notice to the holders in the Company’s name and at the Company’s expense in the same manner in which the notice of redemption was given.

Prior to November 1, 2031 (the “2032 Notes Par Call Date”, we may redeem 2032 Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2032 Notes matured on the 2032 Notes Par Call Date) on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2032 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2032 Notes Par Call Date, we may redeem 2032 Notes of any series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2032 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most

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recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2032 Notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2032 Notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2032 Notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2032 Notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2032 Notes Par Call Date, one with a maturity date preceding the 2032 Notes Par Call Date and one with a maturity date following the 2032 Notes Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the 2032 Notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2032 Notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error and the Trustee shall have no duty or obligation with respect to the calculation of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of 2032 Notes to be redeemed.

SECTION 6. Selection and Notice of Redemption. In the case of a partial redemption of 2032 Notes, selection of the 2032 Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair unless otherwise required by law or applicable stock exchange or depositary requirements, including the applicable procedures of DTC.

No 2032 Notes of a principal amount of $2,000 or less will be redeemed in part.

If any 2032 Note is to be redeemed in part only, the notice of redemption that relates to the 2032 Note will state the portion of the principal amount of the 2032 Notes to be redeemed. A new 2032 Note in a principal amount equal to the unredeemed portion of the 2032 Note will be issued in the name of the holder thereof upon surrender for cancellation of the original 2032 Note. For so long as the 2032 Notes are held by DTC (or another

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depositary), the redemption of the 2032 Notes shall be done in accordance with the policies and procedures of the depositary.

SECTION 7. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the 2032 Notes.

SECTION 8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the First Supplemental Indenture, each holder will have the right to require the Company to purchase all or any part (in integral multiples of $1,000, provided that the remaining principal amount of any 2032 Note repurchased in part must not be less than $2,000) of such holder’s 2032 Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to but excluding, the Change of Control Payment Date.

SECTION 9. Denominations, Transfer, Exchange. The 2032 Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2032 Notes may be registered and 2032 Notes may be exchanged as provided in the First Supplemental Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the First Supplemental Indenture. The Company and the Registrar are not required to transfer or exchange any 2032 Note selected for redemption in whole or in part, except the unredeemed portion of any 2032 Note being redeemed in part, or during a Change of Control Offer if such 2032 Note is validly tendered pursuant to such Change of Control Offer and not validly withdrawn. Also, the Company and the Registrar are not required to transfer or exchange any 2032 Notes for a period beginning at the opening of business 15 days before the mailing of a notice of redemption and ending at the close of business on the day of such mailing or register the transfer or exchange of any 2032 Note selected for redemption in whole or in part except the unredeemed portion of any 2032 Note redeemed in part.

SECTION 10. Persons Deemed Owners. The holder of a 2032 Note may be treated as its owner for all purposes.

SECTION 11. Amendment, Supplement and Waiver. Subject to certain exceptions, the First Supplemental Indenture and the 2032 Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the 2032 Notes then outstanding, and any existing Default or Event of Default and its consequences or compliance with any provision hereof or thereof may be waived with the consent of the holders of a majority in aggregate principal amount of the 2032 Notes then outstanding. Without notice to or consent of any holder, the parties thereto may amend or supplement the First Supplemental Indenture and the 2032 Notes in connection with such 2032 Notes to, among other things, cure any ambiguity, omission, defect, mistake or inconsistency, provide for uncertificated Notes of any series in addition to or in place of certificated 2032 Notes of such series, comply with any requirements of the SEC in connection with the qualification of the First Supplemental Indenture under the TIA, or make any change that does not materially adversely affect the rights of any holder of a 2032 Note.

SECTION 12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of the then outstanding 2032 Notes generally may declare all the 2032 Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the First Supplemental Indenture with respect to the Company, all outstanding 2032 Notes will become due and payable without further action or notice. Holders of the 2032 Notes may not enforce the First Supplemental Indenture or the 2032 Notes except as provided in the First Supplemental Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding 2032 Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the 2032 Notes notice of any continuing Default (except a Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

SECTION 13. Restrictive Covenants. The First Supplemental Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur indebtedness secured by liens,

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enter into sale and lease-back transactions and consolidate, merge or sell all or substantially all of its assets. The covenants are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.

SECTION 14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, partner or member of, or owner of any equity interest in, the Company, as such, shall have any liability for any obligations of the Company under the Notes, the First Supplemental Indenture, in connection with such Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 15. [Reserved].

SECTION 16. Trustee Dealings with the Company. Subject to certain limitations specified in the TIA, the Trustee under the First Supplemental Indenture, in its individual or any other capacity, may become the owner or pledgee of 2032 Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not the Trustee.

SECTION 17. Authentication. This 2032 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 18. Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the 2032 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 20. Governing Law. This 2032 Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of laws.

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ASSIGNMENT FORM

I or we assign and transfer this 2032 Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                    agent to transfer this 2032 Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this 2032 Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2032 Note purchased by the Company pursuant to Section 4.09 of the First Supplemental Indenture, check the box below:

Section 4.09 [                ]

If you want to elect to have only part of this 2032 Note purchased by the Company pursuant to Section 4.09 of the First Supplemental Indenture, state the amount (must be $1,000 or an integral multiple of $1,000 in principal amount, provided that the remaining principal amount of any Note purchased in part must not be less than $2,000 in principal amount): $

Dated:	Signed:
(Sign exactly as name appears on the other side of this 2032 Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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EXHIBIT B

FORM OF LEGEND

Each Global Note authenticated and delivered hereunder shall also bear the following legend:

THIS [2029] [2032] NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE FIRST SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY OR NOMINEE. THIS [2029] [2032] NOTE IS NOT EXCHANGEABLE FOR [2029] [2032] NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE FIRST SUPPLEMENTAL INDENTURE, AND NO TRANSFER OF THIS [2029] [2032] NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE FIRST SUPPLEMENTAL INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO WESTERN DIGITAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.15 OF THE FIRST SUPPLEMENTAL INDENTURE.